Page 1

Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                   May 15 2000
                             DISTRIBUTION IN DOLLARS


                 ORIGINAL            PRIOR                                                                               CURRENT
                   FACE            PRINCIPAL                                                  REALIZED   DEFERRED       PRINCIPAL
   CLASS          VALUE             BALANCE       PRINCIPAL      INTEREST         TOTAL        LOSES     INTEREST        BALANCE
A1            357,735,172.00    117,730,568.62  4,400,243.12    583,289.56    4,983,532.68      0.00       0.00      113,330,325.50
A2             40,000,000.00     13,163,991.44    492,011.24     65,220.26      557,231.50      0.00       0.00       12,671,980.20
R                       0.00              0.00          0.00    410,524.10      410,524.10      0.00       0.00                0.00
TOTALS        397,735,172.00    130,894,560.06  4,892,254.36  1,059,033.92    5,951,288.28      0.00       0.00      126,002,305.70

SI              8,117,044.50     29,306,073.18          0.00    193,893.58      193,893.58      1.20       0.00       33,360,743.75


    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                               PASS-THROUGH RATES
                 PRIOR                                                        CURRENT                                      CURRENT
               PRINCIPAL                                                     PRINCIPAL              CLASS                PASS THRU
 CLASS          FACTOR            PRINCIPAL     INTEREST      TOTAL           FACTOR                                       RATE
A1              329.09978620       12.30028095    1.63050660   13.93078755    316.79950525           A1                  6.370000 %
A2              329.09978600       12.30028100    1.63050650   13.93078750    316.79950500           A2                  6.370000 %
TOTALS          329.09978618       12.30028095    2.66266097   14.96294192    316.79950522

SI            3,610.43643163        0.00000000   23.88721412   23.88721412  4,109.96191409           SI                  0.000000 %

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Matthew  Duncan
The Chase Manhattan Bank - Structured Finance Services
450 West 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-8651
Fax: 212) 946-8302
Email: Matthew.Duncan@Chase.com
                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                   May 15 2000

Sec. 4.01(i)        Principal Collections recieved during the Collection Period            4,992,079.95
                    Interest Collections recieved during the Collection Period             1,140,929.94
                    Additional Draw Amount                                                    99,841.60

Sec. 4.01(iii)      Floating Allocation Percentage                                          81.935393 %
                    Fixed Allocation Percentage                                             98.000000 %

Sec. 4.01(iv)       Investor Certificate Interest Collections                                879,440.51
Sec. 4.01(v)        Investor Certificate Principal Collections                             4,892,238.35

Sec. 4.01(vi)       Seller Interest Collections                                              193,893.58
                    Seller Principal Collections                                              99,841.60

Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                     10.57
                    Accelerated Principal Distribution Amount Actually Distributed                10.57

Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                           0.00
                    Amount Required to be Paid by Servicer                                         0.00

Sec. 4.01(xiv)      Servicing Fee                                                             67,595.84
                    Accrued and Unpaid Servicing Fees                                              0.00

Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                           6.64
                    Charge Off Amounts                                                             0.00
                    Charge Off Amounts allocable to Investor Certificateholders                    0.00

Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period                162,230,026.59
                    Pool Balance as of end of second preceding Collection Period         165,888,494.77

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                   May 15 2000

Sec. 4.01(xvii)     Invested Amount                                                      128,031,556.13


Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                                         YES

Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                                 NO

Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                       6,825.13
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                           0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                    0.00

Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                       0.00

Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                                 0.00

Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                             410,524.10

Sec. 4.01(xxvii)    Maximum Rate                                                               9.0592 %
                    Weighted Average Net Loan Rate                                             9.0592 %


                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                   May 15 2000


Sec. 4.01(xxviii)    Minimum Seller Interest                                               3,227,849.07

Sec. 4.01(xxix)      Required Servicer Advance                                                     0.00
                     Unreimbursed Required Servicer Advance                                        0.00
                     Required Servicer Advance Reimbursement                                       0.00

Sec. 4.01(xxx)       Spread Account Requirement                                            1,635,786.68
                     Amount on deposit in the Spread Account                               1,635,786.68
                     Spread Account Deposit                                                    8,675.05
                     Spread Account Withdrawal                                               186,434.55


                                                    Delinquencies
                                Group 1

                                                              Principal
                                Period           Number         Balance         Percentage
                               31-60 days           60      1,873,284.88          1.16 %
                               61-90 days            7        158,256.77          0.10 %
                               91-120 days           1         95,513.82          0.06 %
                               121+days             16        505,874.77          0.31 %
                                Total               84      2,632,930.24          1.63 %
                                               Loans in Foreclosure
                                Group 1

                                                Principal
                                Number          Balance      Percentage
                                      0            .00           0.00 %

                                                    Loans in REO

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                   May 15 2000

                                  Group 1
                                                  Principal
                                  Number          Balance         Percentage
                                        0                 .00           0.00 %

                                  REO PROPERTY
                                  DATE BE-         LOAN           PRINCIPAL
                                  COME  REO        NUMBER         BALANCE



                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION